UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2007

Brooke Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31698

KS	48-1009756
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, KS 66210
(Address of principal executive offices, including zip code)

913-661-0123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

The information in this Item 7.01, including the exhibits furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this current report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
On February 1, 2007, Brooke Corporation (Nasdaq: BXXX)(the "Company") and First American Capital Corporation issued a joint press release entitled "Brooke Corporation and First American Capital Corporation Complete Stock Transaction." A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The press release may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that plans relating to the relationship between Brooke Corporation and First American Capital Corporation and the transaction will be successfully implemented, uncertainties associated with the use of proceeds from this transaction or any profits generated from business operations, the uncertainty as to the effect of the transaction on the companies' financial results, the uncertainty that Brooke Corporation or First American Capital Corporation will achieve short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the products and services of Brooke Corporation or First American Capital Corporation, the impact of competitive products and pricing, the dependence by the parties to the transaction on third-party suppliers and their pricing, the ability of the parties to the transaction to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation and/or First American Capital Corporation with the Securities and Exchange Commission. More complete descriptions of the businesses of Brooke Corporation and First American Capital Corporation are provided in their most recent annual, quarterly and current reports, which are available from the companies without charge or at www.sec.gov.

Item 8.01.    Other Events

On January 31, 2007, the Company exercised its warrant to purchase 1,643,460 shares of First American Capital Corporation common stock. The exercise price of $447,818 was paid from cash reserves. The warrant exercise increased Brooke's ownership of First American common stock to approximately 55 percent on a fully diluted basis, thereby giving the Company a controlling interest. Brooke acquired 3,742,943 shares of First American's common stock and the warrant on December 8, 2006. Brooke paid a total of $3,000,000 in cash for the 5,386,403 shares of First American common stock acquired in December 2006 and January 2007. The definitive agreement between the Company and First American also requires Brooke to pay up to $6 million in additional consideration to First American should a First American brokerage subsidiary not meet a three-year, $6 million pretax profit goal in accordance with a schedule set forth in the agreement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Joint press release issued by Brooke Corporation and First American Capital Corporation dated February 1, 2007, entitled "Brooke Corporation and First American Capital Corporation Complete Stock Transaction."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Corporation

Date: February 02, 2007	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Joint press release dated February 1, 2007